UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 01, 2024

Sight Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40587	80-0625749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 Campbell Avenue Suite 100
Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 266-1144

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SGHT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On November 7, 2024, Sight Sciences, Inc. (the "Company") issued a press release announcing its financial results for the quarter ended September 30, 2024 and updating its adjusted operating expenses guidance for the full year 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this "Current Report").*

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Principal Operating Officer

On November 1, 2024, Sam Park, Chief Operating Officer of the Company, informed the Board of Directors of the Company (the "Board") of his decision to retire effective as of November 15, 2024. The Company has entered into a transition services agreement with an effective period commencing upon his retirement date through December 31, 2024, unless otherwise extended by the Company and Mr. Park, pursuant to which Mr. Park will assist with the transition of his roles and responsibilities. In consideration for his prior services to the Company, the Company is providing a retirement package to Mr. Park consisting of: (i) one year of base salary; (ii) a pro-rated bonus, based upon achievement of the Company’s 2024 corporate goals, for the period from January 1, 2024 through his retirement date, payable at the same time 2024 cash bonuses are paid to Company employees generally; and (iii) up to one year of COBRA benefits. In addition, Mr. Park’s outstanding equity awards will continue to vest in accordance with their terms through the date of termination of the transition services agreement.

Appointment of Principal Operating Officer

Effective as of November 4, 2024, the Board appointed Brenton Taylor as the Company’s Executive Vice President of Operations and designated him to succeed Mr. Park as the Company’s principal operating officer.

Prior to joining the Company, Mr. Taylor worked at NEXT Energy Technologies, a photovoltaic technology company, between January 2022 and November 2024, where he served in roles of increasing responsibility as Executive Vice President of Engineering from January 2022 to January 2023, as Chief Operating Officer from January 2023 to July 2023 and as Chief Executive Officer from July 2023 to November 2024. Prior to NEXT Energy Technologies, Mr. Taylor served as Executive Vice President of Engineering of Inogen, Inc., a respiratory products company of which he was a co-founder, from 2001 to 2022. Mr. Taylor has over 20 years of experience in medical technology operations, including product engineering and manufacturing. Mr. Taylor received a B.S. in Microbiology from the University of California, Santa Barbara.

In connection with his appointment as Executive Vice President of Operations, Mr. Taylor entered into an employment agreement with the Company (the “Employment Agreement”), effective November 4, 2024. Pursuant to the terms of the Employment Agreement, Mr. Taylor will (i) receive an initial annual base salary of $390,000 (such annual base salary, as may be adjusted by the Board from time to time, the “Base Salary”), (ii) be eligible to participate in the Company’s annual cash incentive program commencing in fiscal year 2025, with an initial annual cash bonus targeted at 45% of Base Salary (such target, as may be adjusted by the Board from time to time, the Annual Bonus”) and (iii) receive a grant of restricted stock units (the “RSU Award”) pursuant to the terms of the Company’s 2021 Incentive Award Plan with a fair market value of $800,000, which shall vest in four equal, consecutive annual installments. over four years. The number of shares issuable pursuant to the RSU Award shall be based on the closing price of the Company’s common stock on the grant date, provided that in no event shall the number of shares exceed 160,000.

If Mr. Taylor’s employment is terminated by the Company without cause, or Mr. Taylor resigns from the Company with good reason, the Company shall: (i) pay Mr. Taylor an amount equal to the Base Salary for the subsequent 12-month period, (ii) pay Mr. Taylor an amount equal to any unpaid Annual Bonus earned for the year prior to the year of termination, payable when annual bonuses for such year are paid to other executives of the Company, and (iii) make direct payment of, or reimbursement for, COBRA premiums, less the amount Mr. Taylor would have paid for coverage as an active employee, commencing on Mr. Taylor’s separation date and ending upon the earliest of: (1) the expiration of the subsequent 12-month period, (2) the date Mr. Taylor and/or his dependents become no longer eligible for COBRA, or (3) the date Mr. Taylor becomes eligible to receive benefits from a subsequent employer.

Under the Employment Agreement, “cause” generally means, subject to notice and cure rights, an executive officer’s: (i) refusal to substantially perform duties or carry out reasonable and lawful instructions concerning duties, (ii) material breach of a policy of the Company, provision of the employment agreement or any other material agreement between the executive officer and the Company, (iii) conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) unlawful use or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises or while performing the executive officer’s duties and responsibilities under the employment agreement, or (v) commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or any of its affiliates.

Under the Employment Agreement, “good reason” generally means, subject to notice and cure rights, (i) a reduction in Base Salary or Annual Bonus, (ii) a material decrease in authority or areas of responsibility, (iii) the relocation of the executive officer’s primary office to a location more than 35 miles from the executive officer’s primary office as of the date of the Employment Agreement, (iv) the failure of any successor of all or substantially all of the Company’s assets to assume the Employment Agreement, to the extent such assumption does not occur automatically by operation of law, or (v) the Company’s breach of a material provision of the Employment Agreement.

The foregoing descriptions of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Employment Agreement, which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

Mr. Taylor does not have a family relationship with any of the officers or directors of the Company. There were no understandings or arrangements between Mr. Taylor and any other person pursuant to which he was appointed to be an executive officer of the Company. There are no transactions involving Mr. Taylor that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Taylor has entered into the Company’s standard form of executive officer indemnification agreement. The form of indemnification agreement was previously filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 13, 2024.

Item 7.01 Regulation FD Disclosure

On November 7, 2024, the Company posted an investor presentation to its website at https://investors.sightsciences.com/. The Company expects to use the investor presentation, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts, and others. A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report.*

On November 7, 2024, the Company issued a press release announcing (i) the appointment of Mr. Taylor as Executive Vice President of Operations of the Company, and (ii) the retirement of Mr. Park as Chief Operating Officer of the Company. A copy of the press release is furnished as Exhibit 99.3 to this Current Report.*

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Earnings Press Release dated November 7, 2024
99.2	Sight Sciences Presentation dated November 7, 2024
99.3	Leadership Press Release dated November 7, 2024
104	Cover Page Interactive Data File, formatted in Inline XBRL.

*

The information provided in Item 2.02 and Item 7.01 of this Current Reporting, including Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sight Sciences, Inc.

Date:	November 7, 2024	By:	/s/ Alison Bauerlein
Alison Bauerlein Chief Financial Officer